THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, PLEDGED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO, FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                                                            Dated: June 28, 1999

                                     WARRANT

           To purchase up to WARRANT AMOUNTS shares of Common Stock of

                         QUERYOBJECT SYSTEMS CORPORATION

                           Expiring December 28, 2001

                  THIS IS TO CERTIFY THAT, for value received, NAME (the "Holder"), is entitled, subject to certain conditions set forth in Sections 1.01 and 1.02 hereof, to purchase from QUERYOBJECT SYSTEMS CORPORATION, a Delaware corporation (the "Company"), at the Company's principal executive office, at the Exercise Price (as hereinafter defined), up to the number of shares of Common Stock, par value $.001 per share (the "Common Stock") of the Company shown above (the "Shares"), all subject to adjustment and upon the terms and conditions as hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.

                  Certain terms used in this Warrant are defined in Article IV hereof.

                                    ARTICLE I

                               METHOD OF EXERCISE

                  1.01. Time of Exercise.  Subject to the provisions of Sections
1.02 and 1.03 hereof, this Warrant may be exercised in whole or in part at any time and from time to time after 5:00 p.m. Eastern Time on the date hereof and prior to the Expiration Time.

                  1.02. Method of Exercise. To exercise this Warrant in whole or in part, the Holder must deliver to the Company, at the Company's principal executive office (a) this Warrant, (b) a written notice of such Holder's election to exercise this Warrant, which notice shall specify the number of Shares to be purchased, the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered, and (c) payment of the Exercise Price with respect to such shares. Such payment may be made, at the option of the Holder, in cash, by certified or bank cashier's check, money order or wire transfer, in the manner specified in the next succeeding paragraph, or in any other manner consented to in writing by the Company, or any combination thereof.

                  The Company shall, as promptly as practicable after receipt of the items required by the preceding paragraph of this Section 1.02, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of Shares specified in such notice. The share certificate or certificates so delivered shall be in such denominations as shall be specified in such notice and shall be issued in the name of the Holder or such other name as shall be designated in such notice, provided the Holder delivers to the Company an opinion of counsel, reasonably acceptable to the Company, that the share certificate or certificates may be issued in such other name under the Securities Act and applicable state securities laws. Such certificate or certificates shall be deemed to have been issued, and such Holder or Holders or any other person so designated to be named therein shall be deemed for all purposes to have become a Holder of record of such Shares, as of the date the aforementioned notice and the other items specified in the preceding paragraph of this Section 1.02 are received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the right to purchase the remaining Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notations may be made on this Warrant which shall then be returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants, except that, if share certificates or new Warrants are to be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes, if any, payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned notice of exercise or promptly upon receipt of a written request of the Company for such payment.

                  1.03. Shares To Be Fully Paid and Nonassessable. All Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable. The Company covenants that it will at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon exercise of Warrants, such number of shares as shall then be issuable upon the exercise of all outstanding Warrants.

                  1.04. No Fractional Shares To Be Issued. The Company shall not be required to issue fractions of Shares upon exercise of this Warrant. If any fractions of a Share would, but for this Section, be issuable upon any exercise of this Warrant, in lieu of such fractional Share the Company shall pay to the Holder, in cash, an amount equal to the same fraction of the Closing Price on the date of exercise.

                  1.05. Share Legend. Each certificate for Shares issued upon exercise of this Warrant, unless at the time of exercise such Shares are registered under the Securities Act, shall bear a legend substantially as follows:

         THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAW, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                  Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

                                   ARTICLE II

          EXCHANGES, TRANSFERS AND REPLACEMENTS OF WARRANT CERTIFICATES

                  2.01. Exchange and Registration or Transfer of Warrants. The Holder may, at its option, surrender this Warrant at the principal executive office of the Company and receive in exchange therefor a Warrant or Warrants for the same aggregate number of Shares as the Warrant or Warrants so surrendered for exchange and registered to such person or persons as may be designated by such Holder, provided that the Holder delivers to the Company an opinion of counsel, reasonably acceptable to the Company, that such exchange is permitted under the Securities Act and applicable state securities law.

                  This Warrant may be divided upon presentation hereof at the principal executive office of the Company, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the Holder hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with the preceding paragraph of this Section 2.01 as to any transfer that may be involved in the division, the Company shall execute and deliver a new Warrant or Warrants to be divided in accordance with such notice.

                  The Company shall keep, at its principal executive office, a register in which, subject to such reasonable regulations as it may prescribe, it shall register or cause to be registered the Warrants and shall register or cause to be registered the transfer of the Warrants as provided in this Section
2.01. Such register shall be in written form. Upon due presentment for registration of transfer of any Warrants at such office, the Company shall execute and register or cause to be registered and deliver in the name of the transferee or transferees a new Warrant or Warrants for an equal aggregate number of Shares.

                  The Company shall pay any tax or other governmental charge that may be imposed in connection with any exchange of Warrants not involving a transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with a transfer of Warrants.

                  2.02. Loss, Theft or Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of the Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares.

                  2.03. Change of Principal Executive Office. In the event the Company shall change the address of its principal executive office, the Company shall give the Holder notice of any such change.

                                   ARTICLE III

                             ANTIDILUTION PROVISIONS

                  3.01 Adjustments Generally. The Exercise Price and the number of Shares (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as provided in this Article III.

                  3.02 Common Stock Reorganization. If the Company shall subdivide its outstanding Common Stock into a greater number of shares or consolidate its outstanding Common Stock into a smaller number of shares (any such event being called a "Common Stock Reorganization"), then (a) the Exercise Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for purposes of such Common Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization, and (b) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization.

                  3.03 Special Dividends. If the Company shall issue or distribute to all or substantially all holders of Common Stock evidences of indebtedness, any other securities of the Company, or any cash, property or other assets, and if such issuance or distribution does not constitute a cash dividend or distribution out of surplus or net profits legally available therefor, or a Common Stock Reorganization (any such nonexcluded event being herein called a "Special Dividend"), the Exercise Price shall be adjusted, effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of such Special Dividend, to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Closing Price per share on such record date less the then fair market value (as reasonably determined in good faith by the Board of

Directors of the Company) of the evidences of indebtedness, securities or property or other assets issued or distributed in such Special Dividend with respect to one share of Common Stock, and the denominator of which shall be the Closing Price per share of Common Stock on such record date.

                  3.04 Capital Reorganizations. If there shall be any capital reorganization or any reclassification of the capital stock of the Company or in case of any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is a continuing corporation and that does not result in any reclassification of, or change (other than a Common Stock Reorganization or a change in par value) in, shares of outstanding Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety (any such event being called a "Capital
Reorganization"), then effective upon the effective date of such Capital Reorganization, the Holder shall have the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) that the Holder would have owned or have been entitled to receive after such Capital Reorganization if this Warrant had been exercised immediately prior to such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall execute and deliver to each Holder an agreement as to the Holder's rights in accordance with this Section 3.04, providing for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Article III. The provisions of this
Section 3.04 shall similarly apply to successive Capital Reorganizations.

                  3.05. Certain Other Events. If any event occurs as to which the foregoing provisions of this Article III are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of Shares subject to purchase upon exercise of this Warrant.

                  3.06.  Adjustment Rules. (a) Any adjustments  pursuant to this
Article III shall be made successively whenever an event referred to therein shall occur.

                  (b) If the Company shall set a record date to determine the holders of shares of Common Stock for purposes of a Common Stock Reorganization or Capital Reorganization, and shall legally abandon such action prior to effecting such action, then no adjustment shall be made pursuant to this Article III in respect of such action.

                  (c) All calculations under this Article III shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Notwithstanding any provision of this Article III to the contrary, no adjustment in the Exercise Price shall be made if the amount of such adjustment would be less than $0.05, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.05 or more.

                  (d) In any case in which the provisions of this Article III shall require that an adjustment become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount of cash in lieu of a fractional Common Share pursuant to Section 1.04; provided that the Company upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's rights to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

                  The Company will not by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance or any of the terms of the warrants but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrants against dilution or other impairment.

                  3.07 Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action that would require an adjustment pursuant to this Article III, the Company shall take any action that may be necessary in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the holders of Warrants are entitled to receive upon exercise thereof.

                  3.08 Statement Regarding Adjustment. Upon the happening of any event requiring an adjustment of the Exercise Price hereunder, the Company shall forthwith give written notice thereof to the Holder, stating the adjusted Exercise Price and the adjusted number of Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                                   ARTICLE IV

                                   DEFINITIONS

                  The following terms, as used in this Warrant, have the following respective meanings:

                  "Capital  Reorganization"  shall have the meaning set forth in
Section 3.04.

                  "Closing Price" on any day means (a) if shares of Common Stock are listed or admitted for trading on a national securities exchange, the last sales price reported or, if no such reported sale occurs on such day, the average of the closing bid and asked prices on such day, in each case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, (b) if shares of Common Stock are not listed or admitted to trading on any national securities exchange, the closing sale price, or if no such closing sale occurs on such day, the average of the closing bid and asked prices in the over-the-counter market on such day as reported by Nasdaq or any comparable system or, if not so reported, as reported by any New York Stock Exchange member firm selected by the Company for such purpose or (c) if no such quotations are available on such day, the fair market value of one share of Common Stock on such day as determined in good faith by the Board of Directors of the Company.

                  "Common Stock" shall have the meaning set forth in the first paragraph of this Warrant.

                  "Common Stock Reorganization" shall have the meaning set forth in Section 3.02.

                  "Company" shall have the meaning set forth in the first paragraph of this Warrant.

                  "Eastern Time" means Eastern Daylight Time or Eastern Standard Time, whichever is in effect on the relevant date.

                  "Exercise   Price"  means   $0.8625  per  Share,   subject  to
adjustment pursuant to Article III hereof.

                  "Expiration Time" means 5:00 p.m. Eastern Time on December 28, 2001.

                  "Holder" shall have the meaning set forth in the first paragraph of this Warrant and "Holders" shall include any and all successors and assigns of the initial Holder with respect to this Warrant.

                  "Nasdaq" means The National Association of Securities Dealers, Inc. Automated Quotation System.

                  "Redemption  Date" shall have the meaning set forth in Section
5.02 hereof.

                  "Redemption Price" shall have the meaning set forth in Section
5.01 hereof.

                  "Securities Act" means the Securities Act of 1933, as amended, and any similar or successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

                  "Shares" shall have the meaning set forth in the first paragraph of this Warrant.

                  "Target  Price"  shall have the  meaning  set forth in Section
5.01 hereof.

                  "Trading Day" means (a) if shares of Common Stock are listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which such shares are listed or admitted to trading is open for business or (b) if such Common Shares are not so listed or admitted to trading, a day on which any New York Stock Exchange member firm is open for business.

                  "Warrant" and "Warrants" shall mean this warrant and any warrants issued upon the partial exercise of this warrant.

                                    ARTICLE V

                     REDEMPTION AND CANCELLATION OF WARRANTS

                  5.01 Redemption of Warrants. The Warrants may be redeemed at the option of the Company, as a whole at any time prior to the Expiration Time, upon giving of the notice referred to in Section 5.02 hereof at the price of $.01 per Warrant (the "Redemption Price"), provided that the Closing Price of the Common Stock shall be at least $1.20 adjusted as provided in Section 5.05 below (the "Target Price"), on 20 trading days during any 30 consecutive day trading period ending not more than three days prior to the date such notice is given.

                  5.02 Notice. If the conditions set forth in Section 5.01 are met, and the Company desires to exercise its right to redeem the Warrants, it shall mail a notice of redemption to each Holder of the Warrants to be redeemed, first class, postage prepaid, not later than the 30th day before the date fixed for redemption (the "Redemption Date"), at such Holder's last known address. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.

                  The notice of redemption shall specify (i) the redemption price, (ii) the date fixed for redemption, (iii) the place where the Warrant is to be delivered and the redemption price paid and (iv) that the right to exercise the Warrant shall terminate at 5:00 P.M. Eastern Time on the business day immediately preceding the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                  5.03 Termination. Any right to exercise the Warrant shall terminate at 5:00 P.M. Eastern Time on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price.

                  5.04 Payment. From and after the Redemption Date specified, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Holder thereof of one or more Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such

Holder a sum in cash equal to the redemption price of each such Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem the Warrants when called for redemption, such Warrants shall expire and become void and all rights hereunder, except the right to receive payment of the Redemption Price, shall cease.

                  5.05 Adjustment of Target Price. If a Common Stock Reorganization is to occur, the Target Price shall be adjusted at the same time and in the same manner as the Exercise Price would be adjusted pursuant to
Section 3.02 hereof.

                  5.06 Cancellation of Warrants. The Company shall cancel any Warrant surrendered for redemption, transfer, exchange or exercise.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  6.01 Registration Rights. The Holder of this Warrant and any transferee hereof is entitled to the benefit of such registration rights in respect of the Shares as are set forth in Section 4 of the Purchase Agreement. The Company covenants and agrees that any Shares that are registered pursuant to the Purchase Agreement shall be listed on each national securities exchange, if any, or quoted on any national quotation system on which the other shares of Common Stock of the Company are then listed or quoted.

                  6.02 Notices. All notices, requests and other communications provided for herein shall be in writing, and shall be deemed to have been made or given when delivered or mailed, first class, postage prepaid, or sent by Federal Express or similar receipted delivery or by facsimile delivery. Such notices and communications shall be addressed:

                  (a)      if to the Company, to
                           60 Charles Lindbergh Blvd.
                           Uniondale, New York 11553
                           Attention: Daniel M. Pess

                  (b) if to the Holder, to its address as shown on the registry books maintained pursuant to Section 2.01; or at such other address as the Holder may hereafter specify for such purpose by notice to the Company.

                  6.03 Waivers; Amendments. No failure or delay of the Holder in exercising any right, power or privilege, hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof, or any abandonment or discontinuance of steps to enforce such a right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived if, but only if, such amendment, modification or waiver is in writing and is signed by a majority of the Holders; provided that no amendment, modification or waiver may change the exercise price of (including without limitation any adjustments or any provisions with respect to adjustments, the expiration of or the manner of exercising the Warrants) or Expiration Time without the consent in writing of all of the Holders.

                  6.04 Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of New York, except that body of law relating to choice of laws.

                  6.05 Survival of Agreements; Representations and Warranties, etc. All warranties, representations and covenants made by the Company herein or in any certificate or other instrument delivered by or on behalf of it in connection herewith shall be considered to have been relied upon by the Holders and shall survive the issuance and delivery of the Warrants and the Shares issued upon exercise of this Warrant, and shall continue in full force and effect so long as this Warrant is outstanding. All statements in any such certificate or other instrument shall constitute representations and warranties hereunder.

                  6.06 Covenants to Bind Successor and Assigns. All the covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company shall bind its successors and assigns, whether or not so expressed.

                  6.07 Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired in such jurisdiction and shall not invalidate or render illegal or une nforceable such provision in any other jurisdiction.

                  6.08 Headings. The headings used herein are for convenience of reference only and shall not be deemed to be a part of this Warrant.

                  6.09 No Rights as Stockholder. This Warrant shall not entitle the Holder to any rights as a stockholder of the Company.

                  6.10 Pronouns. The pronouns "it" and "its" herein shall be deemed to mean "he" and "his" or "she" and "hers", as the context requires.

                  IN WITNESS WHEREOF, QueryObject Systems Corporation has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized as of the day and year first above written.

                                           QUERYOBJECT SYSTEMS CORPORATION



                                           By:____________________________
                                              Name:
                                              Title: